Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE FROM NORTHERN STATES POWER COMPANY (A WISCONSIN CORPORATION) TO U.S. BANK NATIONAL ASSOCIATION TRUSTEE
DATED AS OF JUNE 1, 2014 SUPPLEMENTAL TO TRUST INDENTURE DATED APRIL 1, 1947 AND SUPPLEMENTAL AND RESTATED TRUST INDENTURE DATED MARCH 1, 1991

TABLE OF CONTENTS

Page

PARTIES    1
RECITALS    1

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE 8

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture 8

ARTICLE II	FORM AND EXECUTION OF SERIES DUE JUNE 15, 2024 9

Section 2.01	Series Due June 15, 2024 9

Section 2.02	Redemption of Bonds 10

Section 2.03	Surrender 11

Section 2.04	Taxes and Governmental Charges 11

Section 2.05	Book-Entry System 11

ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT 15

Section 3.01	Appointment of Agent or Agents for Bonds of Series due June 15, 2024 15

Section 3.02	Concerning the Agent 15

Section 3.03	Form of Alternate Certificate of Authentication 16

Section 3.04	Limit on Location and Number of Agents 16

ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE 16

Section 4.01	Names and Addresses of Debtor and Securing Party 16

Section 4.02	Property Subject to Lien 16

Section 4.03	Maturity Dates and Principal Amounts of Obligations
Secured    16

Section 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03 17

Section 4.05	Recording Data for the Indenture 17

Section 4.06	Mortgage Bonds 18

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TABLE OF CONTENTS
(continued)

Page

ARTICLE V	MISCELLANEOUS 18

Section 5.01	Recitals of Fact, Except as Stated, are Statements of the Company 18

Section 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture 18

Section 5.03	Trust Indenture Act and Severability 18

Section 5.04	Indenture 18

Section 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns 18

Section 5.06	Counterparts and Headings 18
Schedule A – Properties

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Supplemental Trust Indenture, made effective as of the 1st day of June, 2014, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (the “Trustee”), party of the second part;
WITNESSETH:
WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and
WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

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Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042

WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and
WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and
WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and
WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due June 15, 2024” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof, and the bonds of said series to be substantially in the following form:

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(Form of Bonds of Series due June 15, 2024)
NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond
Series due June 15, 2024
CUSIP 665789 AY9

No. _______________	$________________

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]∗
EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR. *
NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, at the office of the Trustee in St. Paul, Minnesota, the sum of _________ Dollars in lawful money of the United States of America, on the 15th day of June 2024, and to pay interest hereon from the date hereof at the rate of 3.30 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank National Association in St. Paul, Minnesota on the 15th day of June and on the 15th day of December in each year, commencing December 15, 2014; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any June 15 or December 15 will be paid to the person in whose name this bond was registered at the close of business on the record date (the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is

* This legend to be included if the bonds are issued as a global bond in book-entry form.

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required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.
This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 16 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.
The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.
At any time prior to December 15, 2023, the Company may redeem the bonds of this series, in whole or in part on any date upon not less than 30 days’ previous notice to be given in

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the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed (excluding the portion of any such interest accrued and unpaid to the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption. At any time on or after December 15, 2023, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means each of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors, provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other two Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.

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“Treasury Yield” means, for any date fixed for redemption, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.
This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.
Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.
No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding any selection of bonds of this series to be redeemed. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.
No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

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This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.
IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated: ____________ Attest:_____________________	NORTHERN STATES POWER COMPANY By:_______________________________ [Vice] President
(Form of Trustee’s Certificate)
This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: _______________________________ Authorized Officer
and
WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and
WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and
WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and
WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;
NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these

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presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:
ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE

SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;
Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture;
All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the

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Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;
To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.
ARTICLE II
FORM AND EXECUTION OF SERIES DUE JUNE 15, 2024

SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due June 15, 2024, each of which shall bear the descriptive title “First Mortgage Bonds, Series due June 15, 2024,” and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $100,000,000. The bonds of said series may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest rate), except for the public offering price, the issue date and, if applicable, the first interest payment date, as the other bonds of said series. Any such additional bonds of said series, together with the bonds of said series initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $350,000,000. The bonds of said series shall mature on June 15, 2024, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof. The bonds of said series shall bear interest at the rate of 3.30% per annum payable semi-annually on June 15 and December 15 of each year commencing December 15, 2014, and the principal shall be payable at the office of the Trustee in St. Paul, Minnesota, in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee in St. Paul, Minnesota, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee. Interest on bonds of the Series due June 15, 2024 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of bonds of the Series due June 15, 2024 is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of bonds of the Series due June 15, 2024 is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of bonds of the Series due June 15, 2024 is required to be paid. The bonds of the Series due June 15, 2024 shall be dated as of the date of authentication thereof by the Trustee.

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As long as there is no existing default in the payment of interest on the bonds of the Series due June 15, 2024, the person in whose name any bond of the Series due June 15, 2024 is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such bond of the Series due June 15, 2024 subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.
The term “Regular Record Date” as used herein with respect to any interest payment date (June 15 or December 15) shall mean the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.
SECTION 2.02. At any time prior to December 15, 2023, the Company may redeem the bonds of this series, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed (excluding the portion of any such interest accrued and unpaid to the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption. At any time on or after December 15, 2023, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means each of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

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“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors, provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other two Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Yield” means, for any date fixed for redemption, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.
The bonds of the Series due June 15, 2024 are not subject to a sinking fund.
The redemption prices of the bonds of the Series due June 15, 2024 need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.
SECTION 2.03. The registered owner of any bond or bonds of the Series due June 15, 2024 at his option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

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SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of bonds of the Series due June 15, 2024 other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
SECTION 2.05. (a) Except as provided in subsections (c) and (g) of this Section 2.05, the registered holder of all of the bonds of the Series due June 15, 2024 shall be The Depository Trust Company (“DTC”) and such bonds of the Series due June 15, 2024 shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of, premium, if any, and interest on any bonds of the Series due June 15, 2024 registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the bonds of the Series due June 15, 2024 to the account of Cede & Co. on each such payment date for the bonds of the Series due June 15, 2024 at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.
(b)    The bonds of the Series due June 15, 2024 shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of the bonds of the Series due June 15, 2024. Upon initial issuance, the ownership of such bonds of the Series due June 15, 2024 shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the bonds of the Series due June 15, 2024 registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the bonds of the Series due June 15, 2024 and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Subsection 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the bonds of the Series due June 15, 2024 under or through DTC or any Participant (each a “Beneficial Owner”), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the bonds of the Series due June 15, 2024; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the bonds of the Series due June 15, 2024; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the bonds of the Series due June 15, 2024; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the bonds of the Series due June 15, 2024 registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Wisconsin and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such bonds of the Series due June 15, 2024 to the extent of the sum or sums so paid. Except as otherwise provided in Subsections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of the Series due June 15, 2024. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to

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transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.
(c)    If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the bonds of the Series due June 15, 2024 or there shall have occurred and be continuing a Completed Default with respect to the bonds of the Series due June 15, 2024, the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Subsection 2.05(c). DTC may determine to discontinue providing its services with respect to the bonds of the Series due June 15, 2024 at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the bonds of the Series due June 15, 2024 to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the bonds of the Series due June 15, 2024 registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the bonds of the Series due June 15, 2024 (except as provided in Subsection 2.05(g) below). After such agreement has become effective, DTC shall present the bonds of the Series due June 15, 2024 for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the bonds of the Series due June 15, 2024.
(d)    Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any bonds of the Series due June 15, 2024 are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such bonds of the Series due June 15, 2024 and all notices with respect to such bonds of the Series due June 15, 2024 shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

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(e)    In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of the Series due June 15, 2024 by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the bonds of the Series due June 15, 2024, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.
(f)    NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS OF THE SERIES DUE JUNE 15, 2024; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF THE SERIES DUE JUNE 15, 2024; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.
SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF THE SERIES DUE JUNE 15, 2024 AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE BONDS OF THE SERIES DUE JUNE 15, 2024 SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF THE SERIES DUE JUNE 15, 2024 NOR THE PARTICIPANTS.
(g)    The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due June 15, 2024 if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the bonds of the Series due June 15, 2024 or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the bonds of the Series due June 15, 2024. The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due June 15, 2024 if the Company determines that a continuation of the requirement that all of the outstanding bonds of Series due June 15, 2024 be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the bonds of the Series due June 15, 2024. After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.
(h)    Upon the termination of the services of DTC with respect to the bonds of the Series due June 15, 2024 pursuant to subsections (c) or (g) of this Section 2.05 after which no substitute book-entry depository is appointed, the bonds of the Series due June 15, 2024 shall be

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registered in whatever name or names registered holders transferring or exchanging the bonds of the Series due June 15, 2024 shall designate in accordance with the provisions of the Indenture.
ARTICLE III
APPOINTMENT OF AUTHENTICATING AGENT
SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered bonds of the Series due June 15, 2024 in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.
SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
(b)    Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.
(c)    Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.
(d)    The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

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SECTION 3.03. If an appointment is made pursuant to this Article III, the registered bonds of the Series due June 15, 2024 shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:
This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: _______________________________ Authenticating Agent
By: _______________________________ Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.
ARTICLE IV
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 1414 West Hamilton Avenue Eau Claire, Wisconsin 54701
Secured Party:	U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107
NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.
SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.
SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the

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terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series A and Series B due October 1, 2018	$150,000,000
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$100,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.
SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949
Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964
Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973
Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982
Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988
Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991
Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993
Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003
Supplemental Trust Indenture Dated September 1, 2008	Supplemental Trust Indenture Dated October 1, 2012

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SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.
ARTICLE V
MISCELLANEOUS

SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.
SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.
SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.
(b)    In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.
SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

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(b)    The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
_______________

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IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done this 16th day of June, 2014.

NORTHERN STATES POWER COMPANY /s/ George E. Tyson II By: George E. Tyson II Its: Vice President and Treasurer
Attest: /s/ Tara M. Heine By: Tara M. Heine Its: Assistant Secretary
Executed by NORTHERN STATES POWER COMPANY in the presence of: /s/ Mary P. Schell Mary P. Schell Witness /s/ Kaydra A. Kirtz Kaydra A. Kirtz Witness	(CORPORATE SEAL)

[Signature page to Supplemental Indenture]

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U.S. BANK NATIONAL ASSOCIATION, as Trustee /s/ Joshua A. Hahn By: Joshua A. Hahn Its: Vice President
Attest: /s/ Raymond S. Haverstock By: Raymond S. Haverstock Its: Vice President
Executed by U.S. BANK NATIONAL ASSOCIATION, in the presence of: /s/ Denise Landeen Denise Landeen Witness /s/ Kelly Wagner Kelly Wagner Witness

[Signature page to Supplemental Indenture]

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State of Minnesota	)
	)	SS.:
County of Hennepin	)

On this the 16th day of June, 2014, before me, Sharon M. Quellhorst, a Notary Public, the undersigned officer, personally appeared George E. Tyson II and Tara M. Heine, who acknowledged themselves to be the Vice President and Treasurer and the Assistant Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President and Treasurer and Assistant Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as George E. Tyson II and Tara M. Heine, respectively.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sharon M. Quellhorst Notary Public In and For County of Hennepin State of Minnesota My commission expires: January 31, 2015
(Notary Seal)

[Signature page to Supplemental Indenture]

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State of Minnesota	)
	)	SS.:
County of Ramsey	)

On this the 13th day of June, 2014, before me, Judy A. Galberth, notary public, the undersigned officer, personally appeared Joshua A. Hahn and Raymond S. Haverstock, who acknowledged themselves to each a Vice President of U.S. Bank National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Joshua A. Hahn and Raymond S. Haverstock, respectively.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Judy A. Galberth Notary Public In and For County of Ramsey State of Minnesota My commission expires: January 31, 2016
(Notary Seal)

[Signature page to Supplemental Indenture]

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SCHEDULE A
The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, as Trustee, dated as of June 1, 2014, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Barron, to wit:

Dovre Substation

Lot 1, Barron County Certified Survey Map No. 6015 as recorded in Volume 40 of Certified Survey Maps on page 90 as Document No. 803269, being part of the NE1/4 of the SW1/4 and the SE1/4 of the SW1/4, Section 15, Township 32 North, Range 10 West, Town of Dovre, Barron County, Wisconsin.

The Parcel Identification Numbers are 022-1500-21-000P and 022-1500-17-000P.

2.	The following described real property, situated, lying and being in the County of Chippewa, to wit:

Cartwright Substation

Lot 1, Chippewa County Certified Survey Map No. 4062 recorded in Volume 18 of Certified Survey Maps on pages 232-233, as Document No. 818993, Village of New Auburn, Chippewa County, Wisconsin.

The Parcel Identification Number is 23110-0244-74062001.

3.	The following described real property, situated, lying and being in the County of Eau Claire, to wit:

Sky Park Substation

Lot 1 of Certified Survey Map #2919 as recorded in Volume 16 of Certified Survey Maps on Page 257 as Document #1090537; being a part of the SE1/4 of the NE1/4 of Section 36, Township 27 North, Range 10 West, Town of Brunswick, Eau Claire County, Wisconsin.

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The Parcel Identification Number is 04-1118-08.

3408 Tap Line Land

Part of Government Lot 4, Section 36, Township 27 North, Range 10 West, Town of Brunswick, Eau Claire County, Wisconsin, which lies West of the Westerly right of way of Old State Highway 37 and East of the Easterly right of way of C.M. St. P. and P. Railroad and South of a line that is 325 feet South of the North line of Government Lot 4 and North of a reference line described as follows:

Commencing 393.82 feet South of the East quarter corner of Section 36; thence North 59°50’ West 1,640.41 feet; thence Northeasterly at right angles 640 feet to point of beginning; thence South 81°40’18” West 676.24 feet; thence North 59°50’ West 100 feet to the end of reference line.

The Parcel Identification Number is 004-1118-06-010.

4.	The following described real property, situated, lying and being in the County of La Crosse, to wit:

Briggs Road Substation

The NE ¼ of the NW ¼ of Section 13, Township 17 North, Range 8 West, Town of Onalaska, La Crosse County, Wisconsin. EXCEPT that parcel contained in the following described parcel:

EXCEPTING that part of said parcel included in parcel recorded in Volume 818 of Records, page 801 as Document No. 1009072 described as follows: A parcel of land in Township 17 North, Range 8 West, Section 12 in the NW ¼ of the SW ¼ and SE ¼ of the SW ¼, and in Section 13 in the NE ¼ of the NW ¼, thereof. Said parcel includes all that land of the owner contained within the following described traverse:

Beginning at a point located North 88 degrees 51 minutes 37 seconds West 4112.51 feet from the East ¼ of said Section 12; thence South 88 degrees 51 minutes 37 seconds East 111.11 feet to the point of a curve concave to the Northeast with a radius of 4473.66 feet (from said point of the long chord bears South 25 degrees 19 minutes 43 seconds East 2805.38 feet), thence Southeasterly along the arc of said curve left 2853.51 feet; thence North 46 degrees 23 minutes 58 seconds East 49.85 feet; thence North 09 degrees 12 minutes 20 seconds East 411.34 feet; thence South 88 degrees 45 minutes 35 seconds East 66 feet; thence South 07 degrees 34 minutes 14 seconds East 404.78 feet; thence South 01 degrees 14 minutes 25 seconds West 249.59 feet; thence South 01 degrees 42 minutes 48 seconds West 605.45 feet; thence South 01 degrees 14 minutes 25 seconds West 244.98 feet; thence South 04 degrees 06 minutes 09 seconds West 600.75 feet;

CHI-1931372	A-2

thence South 08 degrees 55 minutes 43 seconds West 201.81 feet; thence North 88 degrees 45 minutes 35 seconds West 66 feet; thence North 09 degrees 14 minutes 28 seconds West 203.39 feet; thence North 01 degrees 12 minutes 50 seconds West 700.64 feet; thence North 01 degrees 14 minutes 25 seconds East 509.11 feet to the point of a curve concave to the Northeast with a radius of 4783.66 feet (from said point the long chord bears North 32 degrees 27 minutes 07 seconds West 2693.29 feet) {measured N32°46’07”W, 2598.98}, thence Northwesterly along the arc of said curve right 2730.20 feet; thence North 17 degrees 52 minutes 22 seconds West 314.33 feet to a point of a curve concave to the Northeast with a radius of 4803.66 feet (from said point the long chord bears North 09 degrees 25 minutes 13 seconds West 491.29 feet), thence Northwesterly along the arc of said curve right 491.50 feet; thence South 88 degrees 51 minutes 37 seconds East 222.06 feet to the point of beginning of this EXCEPTION.

Also described as: The NE ¼ of the NW ¼ of Section 13, T17N, R8W, La Crosse County, Wisconsin, except those lands previously taken or used for highway (Hwy. 53) and roadway purposes.

The Parcel Identification Number is 10-1440-000.

5.	The following described real property, situated, lying and being in the County of Monroe, to wit:

Cataract Substation Additional Land

All that part of the Southwest Quarter of the Northeast Quarter (SW1/4 of NE1/4), Section Eleven (11), Township Eighteen (18) North, Range Four (4) West, Monroe County, Wisconsin, lying East of the Town Road known as Ebony Road and lying South and West of the Southwesterly Right-of-Way of County Trunk Highway “B”, EXCEPT those lands described in Vol. 185 of Deeds, on page 349.

The Parcel Identification Number is 026-00959-0000.

6.	The following described real property, situated, lying and being in the County of Sawyer, to wit:

Radisson Substation

The East Half of the Southeast Quarter (E1/2SE1/4), Section Twenty (20), Township Thirty-eight (38) North, Range Seven (7) West.

The Parcel Identification Numbers are 022-738-20-4101 and 022-738-20-4401.

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II. PROPERTIES IN THE STATE OF MICHIGAN

1.	The following described real property, situated, lying and being in the County of Gogebic, to wit:

Ayer St Substation Parcel 1

Located in the CITY OF IRONWOOD

Part of the Southeast ¼ of the Northeast ¼, Section 23, Township 47 North, Range 47 West, more particularly described as follows:

Commencing at the aluminum monument marking the East quarter corner of said Section 23;
Thence North 01°16’02” West, along the East line of the Southeast ¼ of the Northeast ¼, 1053.99 feet to the North right-of-way line of Ayer Street;
Thence South 73°25’05” West along the North right-of-way line of Ayer Street, 131.52 feet;
Thence continuing along north right-of-way line, South 82°05’07” West 217.75 feet;
Thence continuing along north right-of-way line, South 82°05’07” West 47.92 feet to the Southeast corner of Lot 1 of the Certified Survey Map recorded in Liber 558, page 478m being the POINT OF BEGINNING of Lot 1;
Thence continuing along North right-of-way line South 82°05’07” West, 135.60 feet to the East right-of-way line of Easy Street;
Thence North 00°38’20” west along the East right-of-way line of Easy Street, 355.97 feet to the North line of the Southeast ¼ of the Northeast ¼;
Thence North 89°30’31” East along the North line of the Southeast ¼ of the Northeast ¼, 211.46 feet;
Thence South 12°10’40” West, 346.89 feet to the POINT OF BEGINNING.

All in accordance with a Certified Survey Map by Ronald K. Johnson P.S. 46671, dated September 12, 2013 and recorded September 12, 2013 in Liber 560 records, page 702.

Excepting all oil, gas, ores and mineral interests of record and subject to any mining and development rights thereto.

The Parcel Identification Number is 2752-23-276-010.

Ayer St Substation Parcel 2

Located in the CITY OF IRONWOOD

That part of the Southeast ¼ of the Northeast ¼, Section 23, Township 47 North, Range 47 West, described as follows:

CHI-1931372	A-4

Commencing at the aluminum monument marking the East quarter corner of said Section 23;
Thence North 01°16’02” West, along the East line of the Southeast ¼ of the Northeast ¼, 1053.99 feet to the North right-of-way line of Ayer Street, the POINT OF BEGINNING;
Thence South 73°25’05” West along the North right-of-way line of Ayer Street, 131.52 feet;
Thence continuing along North right-of-way line, South 82°05’07” West 217.75 feet;
Thence North 12°10’40” West 340.55 feet to the North line of the Southeast ¼ of the Northeast ¼;
Thence North 89°30’31” East along the North line of the Southeast ¼ of the Northeast ¼, 236.40 feet;
Thence South 44°43’39” East 46.04 feet to the East line of the Southeast ¼ of the Northeast ¼;
Thence South 00°16’02” East along the East line of the Southeast ¼ of the Northeast ¼, 234.69 feet to the POINT OF BEGINNING.

All in accordance with a Certified Survey Map by Ronald K. Jacobson, P.S. 46671 dated July 9, 2013 recorded July 12, 2013 in Liber 558, page 478.

Excepting all oil, gas, ores and mineral interests of record and subject to any mining and development rights thereto.

The Parcel Identification Number is 2752-23-276-005.

Marenisco Substation additional land

Located in the     TOWNSHIP OF MARENISCO

The South 355 feet of the Northwest ¼ of the Northwest ¼, Section 21, Township 46 North, Range 43 West lying West of the Chicago and Northwestern Railroad right of way.

Excepting all oil, gas, ores and mineral interests of record and subject to any mining and development rights thereto.

EXCEPTING THEREFROM the following parcel conveyed in Liber 159, Page 12 described as follows:

That part of the Northwest ¼ of the Northwest ¼ of Section 21, Township 46 North, Range 43 West;

Commencing at the Southwest corner of Lot 46 of Supervisor’s Plat of Kimberly-Clark’s Subdivision in the Village of Marenisco;
Thence North 89°24’ East, 100 feet;
Thence South 0°36’ East, 125 feet;
Thence South 89°24’ West, 100 feet;

CHI-1931372	A-5

Thence North 0°36’ East, 125 feet to the POINT OF BEGINNING.

III. TRANSMISSION LINES OF THE COMPANY
IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

1.
Line 3210 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West, Eau Claire County to Dairyland Power’s Elk Mound Substation in Section 14, Township 28 North, Range 10 West, Chippewa County.

2.
Line 3213 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West, Eau Claire County to the Red Cedar Substation in Section 20, Township 28 North, Range 12 West, Dunn County.

3.
Line 3216 – A transmission line extending from the Stone Lake Substation in Section 5, Township 39 North, Range 9 West, Sawyer County to Superior Water Light & Power’s Minong Substation in Section 3, Township 42 North, Range 11 West, Washburn County.

4.
Line 3217 – A transmission line extending from the Farmers Inn Substation in Section 22, Township 41 North, Range 9 West, Sawyer County to the Gingles Substation in Section 16, Township 47 North, Range 4 West, Ashland County.

5.
Line 3219 – A transmission line extending from the Hallie Substation in Section 34, Township 28 North, Range 9 West to the Gravel Island Substation in Section 24, Township 28 North, Range 9 West, all in Chippewa County.

6.	Line 3300 – A transmission line extending from transmission line 3301 to the Cornell Substation, all in Section 18, Township 31 North, Range 6 West, Chippewa County.

7.
Line 3305 – A transmission line extending from the Hydro Lane Substation in Section 3, Township 28 North, Range 8 West, Chippewa County to the T-Corners Substation in Section 13, Township 28 North, Range 1 East, Clark County.

8.
Line 3310 – A transmission line extending from transmission line 3303 in Section 36, Township 28 North, Range 19 West to the River Falls Substation in Section 1, Township 27 North, Range 19 West, all in Pierce County.

CHI-1931372	A-6

9.
Line 3315 – A transmission line extending from the Bay Front Substation in Section 5, Township 47 North, Range 4 West, Ashland County to a Superior Water Light & Power transmission line in Section 19, Township 48 North, Range 9 West, Bayfield County.

10.
Line 3316 – A transmission line extending from the Gingles Substation in Section 16, Township 47 North, Range 4 West, Ashland County to the Ironwood Substation in Section 27, Township 47 North, Range 47 West, Gogebic County, Michigan.

11.
Line 3317 – A transmission line extending from the Park Falls Substation in Section 12, Township 40 North, Range 1 West, Price County to the Norrie Substation in Section 26, Township 47 North, Range 47 West, Gogebic County, Michigan.

12.
Line 3318 – A transmission line extending from the Holcombe Substation in Section 28, Township 32 North, Range 6 West to the Sheldon Pump Substation in Section 2, Township 32 North, Range 5 West, all in Chippewa County.

13.
Line 3319 – A transmission line extending from the Osprey Substation in Section 35, Township 36 North, Range 5 West, Rusk County to the Sheldon Pump Substation in Section 2, Township 32 North, Range 5 West, Chippewa County.

14.
Line 3320 – A transmission line extending from the Osprey Substation in Section 35, Township 36 North, Range 5 West, Rusk County to the Prentice Substation in Section 2, Township 35 North, Range 1 East, Price County.

15.
Line 3321 – A transmission line extending from the Prentice Substation in Section 2, Township 35 North, Range 1 East, to the Park Falls Substation in Section 12, Township 40 North, Range 1 West, all in Price County.

16.
Line 3322 – A transmission line extending from transmission line 3321 in Section 7, Township 37 North, Range 1 East to the Phillips Substation in Section 18, Township 37 North, Range 1 East, all in Price County.

17.
Line 3323 - A transmission line extending from the Osprey Substation in Section 35, Township 36 North, Range 5 West, Rusk County to the Park Falls Substation in Section 12, Township 40 North, Range 1 West, Price County.

18.
Line 3324 – A transmission line extending from the Hurley Substation in Section 26, Township 46 North, Range 2 East to transmission line 3316 in Section 23, Township 46 North, Range 2 East, all in Iron County.

19.
Line 3351 – A transmission line extending from the Bay Front Substation in Section 5, Township 47 North, Range 4 West, Ashland County to the Ironwood Substation in Section 27, Township 47 North, Range 47 West, Gogebic County, Michigan.

20.	Line 3353 – A transmission line extending from Line 3351 to the Saxon Substation, all in Section 2, Township 46 North, Range 1 East, Iron County.

CHI-1931372	A-7

21.
Line 3406 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West to the U.S. Rubber Substation in Section 17, Township 27 North, Range 9 West, all in Eau Claire County.

22.
Line 3422 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West to the Shawtown Substation in Section 30, Township 27 North, Range 9 West, all in Eau Claire County.

23.	Line 3426 – A transmission line extending from a Dairyland Power 69kV transmission line to the Kinnickinnic Substation, all in Section 22, Township 29 North, Range 18 West, St Croix County.

24.	Line 3430 – A transmission line extending from a Dairyland Power 69kV transmission line to the Luck Substation, all in Section 28, Township 36 North, Range 17 West, Polk County.

25.
Line 3435 – A transmission line extending from the Wissota Substation in Section 3, Township 28 North, Range 8 West, Chippewa County to the Eau Claire Substation in Section 8, Township 27 North, Range 9 West, Eau Claire County.

26.
Line 3440 – A transmission line extending from transmission line 3405 in Section 16, Township 28 North, Range 12 West to the Red Cedar Substation in Section 20, Township 28 North, Range 12 West, all in Dunn County.

27.
Line 3443 – A transmission line extending from transmission line 3428 in Section 29, Township 32 North, Range 16 West to a Dairyland Power 69kV transmission line in Section 2, Township 33 North, Range 16 West, all in Polk County.

28.
Line 3445 – A transmission line extending from Dairyland Power’s Merrillan Substation in Section 14, Township 22 North, Range 4 West to the Jackson County Substation in Section 13, Township 21 North, Range 4 West, all in Jackson County.

29.
Line 3446 – A transmission line extending from the Jackson County Substation in Section 13, Township 21 North, Range 4 West to transmission line 3437 in Section 18, Township 21 North, Range 3 West, all in Jackson County.

30.	Line 3448 – A transmission line extending from a Dairyland Power 69kV transmission line to the Spring Valley Substation, all in Section 3, Township 27 North, Range 16 West, Pierce County.

31.
Line 3451 – A transmission line extending from transmission line 3450 in Section 31, Township 19 North, Range 10 West to the Mississippi River in Section 6, Township 18 North, Range 10 West, all in Buffalo County.

CHI-1931372	A-8

32.
Line 3453 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West to the Dells Substation in Section 18, Township 27 North, Range 9 West all in Eau Claire County.

33.
Line 3456 – A transmission line extending from transmission line 3403 in Section 35, Township 27 North, Range 1 East in Clark County to the Spencer Substation in Section 31, Township 27 North, Range 2 East, Marathon County.

34.
Line 3459 – A transmission line extending from transmission line 3414 in Section 27, Township 14 North, Range 4 West to the Westby Substation in Section 28, Township 14 North, Range 4 West, all in Vernon County.

35.	Line 3460 – A transmission line extending from transmission line 3429 to the Turtle Lake Substation, all in Section 31, Township 34 North, Range 14 West, Barron County.

36.	Line 3461 – A transmission line extending from a Dairyland Power 69kV transmission line to the Ettrick Substation, all in Section 4, Township 19 North, Range 7 West, Trempealeau County.

37.
Line 3462 – A transmission line extending from a Dairyland Power 69kV transmission line in Section 10, Township 26 North, Range 9 West to the London Substation in Section 3, Township 26 North, Range 9 West, all in Eau Claire County.

38.
Line 3464 – A transmission line extending from the Otter Creek Substation in Section 23, Township 27 North, Range 9 West to the Seven Mile Substation in Section 20, Township 27 North, Range 8 West, all in Eau Claire County.

39.
Line 3465 – A transmission line extending from the Alma Center Substation in Section 31, Township 23 North, Range 4 West to the Merrillan Substation in Section 14, Township 22 North, Range 4 West, all in Jackson County.

40.	Line 3467 – A transmission line extending from a Dairyland Power 69kV transmission line to the Twin Town Substation, all in Section 12, Township 33 North, Range 14 West, Barron County.

41.
Line 3469 – A transmission line extending from the Monroe County Substation in Section 24, Township 17 North, Range 4 West to the Sparta Substation in Section 13, Township 17 North, Range 4 West, all in Monroe County.

42.
Line 3470 – A transmission line extending from the Gingles Substation in Section 16, Township 47 North, Range 4 West, Ashland County to the Stone Lake Substation in Section 5, Township 39 North, Range 9 West, Sawyer County.

43.
Line 3472 – A transmission line extending from the Trails End Substation in Section 32, Township 35 North, Range 7 West, Rusk County to the Stone Lake Substation in Section 5, Township 39 North, Range 9 West, Sawyer County.

CHI-1931372	A-9

44.
Line 3473 – A transmission line extending from transmission line 3472 in Section 36, Township 39 North, Range 9 West to the Edgewater Pump Substation in Section 1, Township 38 North, Range 9 West, all in Sawyer County.

45.
Line 3474 – A transmission line extending from the Big Falls Substation in Section 35, Township 36 North, Range 5 West to the Trails End Substation in Section 32, Township 35 North, Range 7 West, all in Rusk County.

46.
Line 3476 – A transmission line extending from Dairyland Power’s Flambeau Substation in Section 30, Township 35 North, Range 5 West to the Big Falls Substation in Section 35, Township 36 North, Range 5 West, all in Rusk County.

47.
Line 3477 – A transmission line extending from the Prentice Substation in Section 2, Township 35 North, Range 1 East, Price County to the Medford Substation in Section 32, Township 31 North, Range 1 East, Taylor County.

48.
Line 3478 – A transmission line extending from transmission line 3477 in Section 33, Township 33 North, Range 1 East to the Rib Lake Substation in Section 25, Township 33 North, Range 1 East, all in Taylor County.

49.
Line 3479 – A transmission line extending from the Medford Substation in Section 32, Township 31 North, Range 1 East to the Medford South Substation in Section 34, Township 31 North, Range 1 East, all in Taylor County.

50.
Line 3481 – A transmission line extending from a Dairyland Power 69kV transmission line in Section 22, Township 31 North, Range 1 East to the Medford North Substation in Sections 21 and 22, Township 31 North, Range 1 East, all in Taylor County.

51.
Line 3482 – A transmission line extending from the La Crosse Substation in Section 29, Township 16 North, Range 7 West, to Dairyland Power’s North La Crosse Substation in Section 13, Township 17 North, Range 8 West, all in La Crosse County.

52.
Line 3483 – A transmission line extending from transmission line 3408 in Section 36, Township 27 North, Range 10 West to the London Substation in Section 3, Township 26 North, Range 9 West, all in Eau Claire County.

53.
Line 3484 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West to the Otter Creek Substation in Section 23, Township 27 North, Range 9 West, all in Eau Claire County.

54.
Line 3486 – A transmission line extending from the Yellow River Substation in Section 6, Township 38 North, Range 12 West to a Dairyland Power 69kV transmission line in Section 31, Township 39 North, Range 12 West, all in Washburn County.

CHI-1931372	A-10

55.
Line 3487 – A transmission line extending from the Lynn Substation in Section 5, Township 24 North, Range 1 East to transmission line 3403 in Section 32, Township 25 North, Range 1 East, all in Clark County.

56.
Line 3488 – A transmission line extending from the Ladysmith Pump Substation in Section 8, Township 34 North, Range 6 West to a Dairyland Power 69kV transmission line in Section 31, Township 35 North, Range 6 West, all in Rusk County.

57.	Line 3489 – A transmission line extending from the Stone Lake Pump Substation to transmission line 3472 all in Section 5, Township 39 North, Range 9 West, Sawyer County.

58.	Line 3490 – A transmission line extending from the Waumandee Substation to a Dairyland Power 69kV transmission line all in Section 10, Township 21 North, Range 12 West, Buffalo County.

59.
Line 3491 – A transmission line extending from transmission line 3418 in Section 7, Township 28 North, Range 7 West to the Wissota Beach Substation in Section 13, Township 28 North, Range 8 West, all in Chippewa County.

60.
Line 3492 – A transmission line extending from the City Forest Substation in Section 2, Township 34 North, Range 6 West to a Dairyland Power 69kV transmission line in Section 6, Township 34 North, Range 5 West, all in Rusk County.

61.	Line 3494 – A transmission line extending from a Dairyland Power 69kV transmission line to the Sumner Substation all in Section 15, Township 24 North, Range 7 West, Trempealeau County.

62.	Line 3495 – A transmission line extending from transmission line 3501 to the Bugle Lake Substation, all in Section 36, Township 22 North, Range 9 West, Trempealeau County.

63.
Line 3499 – A transmission line extending from transmission line 3501 in Section 27, Township 22 North, Range 8 West to WPPI Energy’s Tower Drive substation in Section 22, Township 22 North, Range 8 West, all in Trempealeau County.

64.
Line 3505 – A transmission line extending from the Hatfield Substation in Section 16, Township 22 North, Range 3 West to transmission line 3437 in Section 18, Township 21 North, Range 3 West, all in Jackson County.

65.
Line 3506 – A transmission line extending from the Eau Claire Substation in Section 8, Township 27 North, Range 9 West to the US Rubber Substation in Section 17, Township 27 North, Range 9 West, all in Eau Claire County.

66.	Line 3508

CHI-1931372	A-11

67.
Line 3601 – A transmission line extending from the Bayfront Substation in Section 5, Township 47 North, Range 4 West, Ashland County to transmission line 3648 in Section 31, Township 49 North, Range 4 West, Bayfield County.

68.
Line 3602 – A transmission line extending from transmission line 3604 in Section 16, Township 50 North, Range 4 West to the Bayfield Substation in Section 13, Township 50 North, Range 4 West, all in Bayfield County.

69.
Line 3603 – A transmission line extending from transmission line 3648 in Section 31, Township 49 North, Range 4 West to transmission line 3604 in Section 16, Township 50 North, Range 4 West, all in Bayfield County.

70.
Line 3604 – A transmission line extending from transmission line 3603 in Section 16, Township 50 North, Range 4 West to transmission line 3605 in Section 1, Township 49 North, Range 9 West, all in Bayfield County.

71.
Line 3605 – A transmission line extending from transmission line 3604 in Section 1, Township 49 North, Range 9 West to the Iron River Substation in Section 26, Township 48 North, Range 9 West, all in Bayfield County.

72.
Line 3606 – A transmission line extending from the Gingles Substation in Section 16, Township 47 North, Range 4 West to transmission line 3607 in Section 5, Township 44 North, Range 2 West, all in Ashland County.

73.
Line 3607 – A transmission line extending from transmission line 3606 in Section 5, Township 44 North, Range 2 West in Ashland County to the Ironwood Substation in Section 27, Township 47 North, Range 47 West, Gogebic County, Michigan.

74.
Line 3608 – A transmission line extending from transmission line 3607 in Section 5, Township 44 North, Range 2 West to the Louisiana Pacific Substation in Section 6, Township 44 North, Range 2 West, all in Ashland County.

75.
Line 3609 – A transmission line extending from transmission line 3608 in Section 6, Township 44 North, Range 2 West to transmission line 3610 in Section 2, Township 42 North, Range 2 West, all in Ashland County.

76.
Line 3610 – A transmission line extending from transmission line 3612 in Section 24, Township 41 North, Range 1 West to transmission line 3609 in Section 2, Township 42 North, Range 2 West, all in Ashland County.

77.
Line 3612 – A transmission line extending from the Park Falls Substation in Section 12, Township 40 North, Range 1 West, Price County to the Butternut Substation in Section 21, Township 41 North, Range 1 West, Ashland County.

CHI-1931372	A-12

78.
Line 3615 – A transmission line extending from the Flambeau Substation in Section 24, Township 40 North, Range 1 West to the Park Falls Substation in Section 12, Township 40 North, Range 1 West, all in Price County.

79.
Line 3624 – A transmission line extending from the Gingles Substation in Section 16, Township 47 North, Range 4 West to the Second Street Substation in Section 27, Township 48 North, Range 4 West, all in Ashland County.

80.	Line 3632 – A transmission line extending from transmission line 3607 to Dairyland Power’s Kimball Substation all in Section 23, Township 46 North, Range 2 East, Iron County.

81.
Line 3648 – A transmission line extending from transmission line 3601 in Section 31, Township 49 North, Range 4 West to the Washburn Substation in Section 5, Township 48 North, Range 4 West, all in Bayfield County.

82.	Line 3649 – A transmission line extending from transmission line 3648 to the Washburn Iron Substation, all in Section 5, Township 48 North, Range 4 West, Bayfield County.

83.
Line 3650 – A transmission line extending from the Park Falls Substation in Section 12, Township 40 North, Range 1 West to the Flambeau Substation in Section 24, Township 40 North, Range 1 West, all in Price County.

84.
Line 3703 – A transmission line extending from the LCO Hydro substation in Section 2, Township 39 North, Range 6 West to a North Central Power Company transmission line in Section 1, Township 38 North, Range 6 West, all in Sawyer County.

IV. TRANSMISSION LINES OF THE COMPANY
IN THE STATE OF MICHIGAN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

1.
Line 3325 – A transmission line extending from the Ironwood Substation in Section 27, Township 47 North, Range 47 West to the Norrie Substation in Section 26, Township 47 North, Range 47 West, all in Gogebic County.

2.
Line 3352 – A transmission line extending from the Ironwood Substation in Section 27, Township 47 North, Range 47 West to the Gogebic Substation in Section 25, Township 46 North, Range 42 West, all in Gogebic County.

CHI-1931372	A-13

3.
Line 3626 – A transmission line extending from the Ironwood Substation in Section 27, Township 47 North, Range 47 West, Gogebic County to the Rest Lake Substation in Section 5, Township 42 North, Range 5 East, Vilas County, Wisconsin.

4.
Line 3628 – A transmission line extending from the Superior Falls Substation in Section 10, Township 48 North, Range 49 West to the Ironwood Substation in Section 27, Township 47 North, Range 47 West, all in Gogebic County.

5.
Line 3629 – A transmission line extending from the Ironwood Substation in Section 27, Township 47 North, Range 47 West to the Wakefield Substation in Section 16, Township 47 North, Range 45 West, all in Gogebic County.

6.
Line 3630 – A transmission line extending from the Ironwood Substation in Section 27, Township 47 North, Range 47 West to the Wakefield Substation in Section 16, Township 47 North, Range 45 West, all in Gogebic County.

7.
Line 3631 – A transmission line extending from the Ironwood Substation in Section 27, Township 47 North, Range 47 West, Gogebic County, to the Hurley Substation in Section 26, Township 46 North, Range 2 East, Iron County, Wisconsin.

8.
Line 3633 – A transmission line extending from the Marenisco Substation in Section 21, Township 46 North, Range 43 West to the Mine Road Substation in Section 9, Township 46 North, Range 43 West all in Gogebic County.

9.
Line 3634 – A transmission line extending from transmission line 3633 in Section 21, Township 46 North, Range 43 West, Gogebic County, to the Presque Isle Substation in Section 34, Township 44 North, Range 6 East, Vilas County, Wisconsin.

10.
Line 3635 – A transmission line extending from transmission line 3929 in Section 9, Township 47 North, Range 45 North, Gogebic County to the Bergland Substation in Section 32, Township 49 North, Range 42 West, Ontonagon County.

11.
Line 3637 – A transmission line extending from transmission line 3628 in Section 33, Township 48 North, Range 47 West to the Township Substation in Section 34, Township 48 North, Range 47 West, all in Gogebic County.

12.
Line 3638 – A transmission line extending from transmission line 3628 in Section 15, Township 47 North, Range 47 West to the North Side Substation in Section 16, Township 47 North, Range 47 West, all in Gogebic County.

13.	Line 3639 – A transmission line extending from transmission line 3629 to the Ironwood Products Substation, all in Section 16, Township 47 North, Range 46 West, Gogebic County

14.	Line 3640 - A transmission line extending from transmission line 3630 to the Bessemer Substation, all in Section 16, Township 47 North, Range 46 West, Gogebic County.

CHI-1931372	A-14

V. ELECTRIC DISTRIBUTION SYSTEMS OF THE COMPANY
IN THE STATE OF WISCONSIN

The electric distribution systems of the Company, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, manholes, cables and other appliances and equipment and all other property, real or personal, forming a part of, appertaining to, or used, occupied or enjoyed in connection with such distribution systems, or any of them, and all rights of way, easements, permits, privileges, franchises and statutory rights in, or relating to, the construction, maintenance or operation thereof, through, over, under, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation, such systems being more particularly described as follows:

Ashland County:

A distribution system in and about the townships of Agenda, Ashland, Chippewa, Gingles, Gordon, Jacobs, La Pointe, Marengo, Morse, Peeksville, Sanborn, Shanagolden, White River.

Barron County:

A distribution system in and about the community of Barron. A distribution system in and about the townships of Almena, Arland, Barron, Bear Lake, Cedar Lake, Chetek, Clinton, Crystal Lake, Cumberland, Dallas, Dovre, Doyle, Lakeland, maple Grove, Maple Plain, Oak Grove, Prairie Farm, Prairie Lake, Rice Lake, Sioux Creek, Stanfold, Stanley, Sumner, Turtle Lake, Vance Creek.

Bayfield County:

A distribution system in and about the communities of Bayfield, Mason, Washburn. A distribution system in and about the townships of Barksdale, Bayfield, Bayview, Bell, Cable, Clover, Drummond, Eileen, Grant View, Iron River, Kelly, Keystone, Lincoln, Mason, Namekagon, Orienta, Oulu, Port Wing, Russell, Tripp, Washburn.

Buffalo County:

A distribution system in and about the communities of Buffalo City, Cochrane. A distribution system in and about the townships of Alma, Belvidere, Buffalo, Canton, Glencoe, Lincoln, Mondovi, Montana, Nelson, Naples, Waumandee.

Chippewa County:

A distribution system in and about the communities of Cornell, Eau Claire. A distribution system in and about the townships of Anson, Auburn, Bloomer, Cooks Valley, Delmar, Eagle Point, Edson, Goetz, Hallie, Howard, Lafayette, Ruby, Sigel, Tilden, Wheaton, Woodmohr.

CHI-1931372	A-15

Clark County:

A distribution system in and about the community of Unity. A distribution system in and about the townships of Beaver, Colby, Eaton, Foster, Fremont, Grant, Green Grove, Hixon, Hoard, Longwood, Loyal, Lynn, Mayville, Mentor, Pine Valley, Reseburg, Sherman, Thorp, Unity, Warner, Weston, Withee, Worden, York.

Crawford County:

A distribution system in and about the township of Freeman.

Dunn County:

A distribution system in and about the townships of Colfax, Dunn, Eau Galle, Elk Mound, Lucas, Hay River, Menomonie, New Haven, Otter Creek, Red Cedar, Sand Creek, Sheridan, Sherman, Spring Brook, Stanton, Tainter, Tiffany, Weston, Wilson.

Eau Claire County:

A distribution system in and about the townships of Bridge Creek, Brunswick, Clear Creek, Drammen, Fairchild, Lincoln, Otter Creek, Seymour, Union, Washington.

Iron County:

A distribution system in and about the communities of Hurley, Montreal. A distribution system in and about the townships of Anderson, Carey, Gurney, Kimball, Knight, Mercer, Oma, Pence, Saxon, Sherman.

Jackson County:

A distribution system in and about the communities of Melvina. A distribution system in and about the townships of Adams, Alma, Brockway, Cleveland, Curran, Garden Valley, Hixton, Melrose, North Bent, Northfield, Springfield.

La Crosse County:

A distribution system in and about the communities of DeSoto. A distribution system in and about the townships of Bangor, Barre, Burns, Campbell, Farmington, Greenfield, Hamilton, Holland, Medary, Onalaska, Shelby, Washington.

Lincoln County:

A distribution system in and about the township of Somo.

CHI-1931372	A-16

Marathon County:

A distribution system in and about the townships of Bern, Brighton, Frankfort, Halsay, Holton, Hull, Johnson, Rietbrock, Spencer, Wien.

Monroe County:

A distribution system in and about the communities of Cashton. A distribution system in and about the townships of Angelo, Greenfield, Jefferson, Lafayette, Leon, Little Falls, New Lyme, Portland, Ridgeville, Sheldon, Sparta, Wells.

Oneida County:

A distribution system in and about the township of Lynne.

Pepin County:

A distribution system in and about the townships of Durand, Lima, Pepin, Stockholm, Waterville, Waubeek.

Pierce County:

A distribution system in and about the townships of Clifton, Ellsworth, El Paso, Gilman, Hartland, Isabelle, Maiden Rock, Oak Grove, Rock Elm, River Falls, Salem, Spring Lake, Trenton, Trimbelle, Union.

Polk County:

A distribution system in and about the townships of Alden, Apple River, Beaver, Black Brook, Bone Lake, Clayton, Clear Lake, Farmington, Garfield, Johnstown, Lincoln, Luck, McKinley, Osceola, St. Croix Falls.

Price County:

A distribution system in and about the communities of Catawba, Kennan, Prentice. A distribution system in and about the townships of Catawba, Eisenstein, Elk, Emery, Fifield, Flambeau, Georgetown, Hackett, Harmony, Hill, Kennan, Knox, Lake, Ogema, Prentice, Worcester.

Rusk County:

A distribution system in and about the communities of Conrath, Glen Flora, Hawkins, Ingram, Sheldon, Tony, Weyerhaeuser. A distribution system in and about the townships of Atlanta, Big Bend, Big Falls, Dewey, Flambeau, Grant, Grow, Hawkings, Lawrence, Marshall, Richland, South Fork, Strickland, Stubbs, Thornapple, True, Wilson.

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St. Croix County:

A distribution system in and about the townships of Baldwin, Cady, Cylon, Eau Galle, Emerald, Forrest, Glenwood, Hammond, Hudson, Kinnickinnic, Richmond, Rush River, St. Joseph, Somerset, Springfield, Stanton, Star Prairie, Troy, Warren.

Sawyer County:

A distribution system in and about the communities of Hayward. A distribution system in and about the townships of Bass Lake, Couderay, Edgewater, Hayward, Lenroot, Round Lake, Sand Lake.

Taylor County:

A distribution system in and about the communities of Rib Lake. A distribution system in and about the townships of Chelsea, Ford, Greenwood, Little Black, Rib Lake, Roosevelt, Taft, Westboro.

Trempealeau County:

A distribution system in and about the communities of Whitehall. A distribution system in and about the townships of Albion, Burnside, Caledonia, Dodge, Ettrick, Gale, Hale, Lincoln, Pigeon, Preston, Sumner, Trempealeau, Unity.

Vernon County:

A distribution system in and about the townships of Bergen, Christiana, Coon, Genoa, Hamburg, Harmony, Jefferson, Sterling, Viroqua, Wheatland.

Vilas County:

A distribution system in and about the townships of Boulder Junction, Manitowish Waters, Presque Isle, Winchester.

Washburn County:

A distribution system in and about the townships of Barronett, Bashaw, Beaver Brook, Birchwood, Evergreen, Long Lake, Sarona, Spring Brook, Stinnett, Stone Lake, Trego.

VI. ELECTRIC DISTRIBUTION SYSTEMS OF THE COMPANY
IN THE STATE OF MICHIGAN

The electric distribution systems of the Company, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, manholes, cables and other appliances and equipment and all other property, real or personal, forming a part of, appertaining

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to, or used, occupied or enjoyed in connection with such distribution systems, or any of them, and all rights of way, easements, permits, privileges, franchises and statutory rights in, or relating to, the construction, maintenance or operation thereof, through, over, under, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation, such systems being more particularly described as follows:

Gogebic County:

A distribution system in and about the communities of Bessemer, Ironwood, Wakefield. A distribution system in and about the townships of Bessemer, Erwin, Ironwood, Marenisco, Wakefield.

Ontonagon County:

A distribution system in and about the townships of Bergland, McMillan.

VII. GAS DISTRIBUTION SYSTEMS OF THE COMPANY
IN THE STATE OF WISCONSIN

Ashland County:

A gas distribution system in and about the communities of Ashland, Mellen. A gas distribution system in and about the townships of Ashland, Gingles, Jacobs, Morse, Sanborn.

Bayfield County:

A distribution system in and about the communities of Bayfield, Washburn. A gas distribution system in and about the townships of Barksdale, Bayfield, Bayview, Eileen, Hughes, Iron River, Russell, Washburn.

Chippewa County:

A distribution system in and about the community of Eau Claire. A gas distribution system in and about the townships of Eagle Point, Hallie, Lafayette, Wheaton.

Dunn County:

A distribution system in and about the communities of Elk Mound. A gas distribution system in and about the townships of Elk Mound, Menomonie, Red Cedar, Tainter.

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Eau Claire County:

A distribution system in and about the community of Fall Creek. A gas distribution system in and about the townships of Brunswick, Lincoln, Pleasant Valley, Seymour, Union, Washington.

Iron County:

A distribution system in and about the communities of Hurley, Montreal. A gas distribution system in and about the townships of Carey, Kimball, Pence, Saxon.

La Crosse County:

A gas distribution system in and about the townships of Barre, Campbell, Greenfield, Holland, Medary, Onalaska, Shelby.

Monroe County:

A gas distribution system in and about the townships of Fort McCoy.

Pierce County:

A distribution system in and about the communities of Maiden Rock. A gas distribution system in and about the townships of Maiden Rock, Salem.

Price County:

A distribution system in and about the communities of Park Falls, Phillips, Prentice. A gas distribution system in and about the townships of Eisenstein, Elk, Fifield, Hill, Lake, Ogema, Prentice, Worcester.

St Croix County:

A distribution system in and about the community of New Richmond. A gas distribution system in and about the townships of Erin Prairie, Hudson, Kinnickininic, Richmond, Stanton, Star Prairie, Troy.

Taylor County:

A gas distribution system in and about the townships of Rib Lake, Westboro.

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VIII. GAS DISTRIBUTION SYSTEMS OF THE COMPANY
IN THE STATE OF MICHIGAN

Gogebic County:

A distribution system in and about the communities of Bessemer, Ironwood, Wakefield. A distribution system in and about the townships of Bessemer, Ironwood, Wakefield.

Ontonagon County:

A distribution system in and about the townships of Bergland, McMillan.

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MORTGAGOR’S RECEIPT FOR COPY
The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown. Dated this 16th day of June, 2014.

NORTHERN STATES POWER COMPANY /s/ George E. Tyson II By: George E. Tyson II Its: Vice President and Treasurer
Attest: /s/ Tara M. Heine By: Tara M. Heine Its: Assistant Secretary
(CORPORATE SEAL)
This instrument was drafted by Northern States Power Company, 1414 W. Hamilton Avenue, Eau Claire, Wisconsin 54701; Attention: Dawn Schultz, Telephone: (715) 737-2482.

CHI-1931372